                                                                     EXHIBIT 5.1

                                                           FORM OF LEGAL OPINION

                   [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]

                                 August 11, 1998

Board of Directors
Sterling Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York 11554

    Re: Sterling Vision, Inc. - Registration Statement on Form S-3

Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") to be filed by Sterling Vision, Inc., a Delaware corporation ("the Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the issuance by the Company of 1,470,000 shares of common stock, par value $.01 per share: (i) to be issued to the holders of the Company's Senior Convertible Preferred Stock, par value $.01 per share (the "Senior Preferred"), upon the conversion thereof (the "Preferred Shares"); (ii) in payment of dividends on the Senior Preferred (the "Dividend Shares"); and, (iii) upon the exercise of 700,000 warrants (the "Warrants") issued by the Company in connection with the issuance of the Senior Preferred by the Company (the "Warrant Shares").

         We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws that:

         1. The Preferred Shares when issued and delivered in accordance with the terms of the Senior Preferred will be validly issued, fully paid and non-assessable.

         2. The Dividend Shares when issued and delivered in accordance with the terms of the Senior Preferred will be validly issued, fully paid and non-assessable.

         3. The Warrant Shares when issued, delivered and paid for in accordance with the terms

Board of Directors
Sterling Vision, Inc.
August 11, 1998
Page 2

of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required pursuant to
Section 7 of the Act or under the Rules.

                                            Very truly yours,

                                            CAMHY KARLINSKY & STEIN LLP